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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☒ Definitive Proxy Statement
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STEELCASE INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STEELCASE INC.
901 – 44th Street SE
Grand Rapids, Michigan 49508

NOTICE OF ANNUAL MEETING

Date:	June 26, 2003

Time:	11:00 a.m. Eastern Daylight Time

Location:	Steelcase Town Hall
1111 – 44th Street SE
Grand Rapids, Michigan 49508

To Steelcase Shareholders:

You are cordially invited to attend our 2003 annual meeting of shareholders. The meeting is being held to allow you and the other shareholders of Steelcase to vote on the following proposal and any other business that properly comes before the meeting:

•	Election of three Directors to a three-year term on the Board of Directors. The Board of Directors has nominated for election: William P. Crawford, Elizabeth Valk Long and Robert C. Pew III.

You may vote at the meeting if you were a shareholder of record at the close of business on May 1, 2003. Your Board of Directors recommends that you vote for each of the nominees.

Please carefully review the attached proxy statement and accompanying proxy card. Every vote is important, and we urge you to vote your shares as soon as possible. You may vote by telephone, the Internet, or by signing and returning the enclosed proxy card. This will allow your shares to be voted if you do not attend the meeting. Whether you appoint a proxy by returning the enclosed proxy card or by responding by telephone or the Internet, if you attend the meeting, you may withdraw your proxy and vote your own shares.

We look forward to seeing you at the meeting.

By Order of the Board of Directors

Jon D. Botsford
Senior Vice President, Secretary and
Chief Legal Officer

May 22, 2003

QUESTIONS AND ANSWERS
PROPOSAL REQUIRING YOUR VOTE -- ELECTION OF DIRECTORS
OUR BOARD OF DIRECTORS
CORPORATE GOVERNANCE MATTERS -- COMMITTEES OF THE BOARD OF DIRECTORS
DIRECTORS’ COMPENSATION
STOCK OWNERSHIP OF MANAGEMENT AND MORE THAN 5% SHAREHOLDERS
REPORT OF THE AUDIT COMMITTEE
AUDIT FEES
EXECUTIVE COMPENSATION: REPORT OF THE COMPENSATION COMMITTEE AND THE COMPENSATION SUB-COMMITTEE
EXECUTIVE COMPENSATION, RETIREMENT PROGRAMS AND OTHER ARRANGEMENTS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
STOCK PERFORMANCE GRAPH
OTHER MATTERS

PROXY STATEMENT

Questions and Answers	1

Proposal Requiring Your Vote – Election of Directors	4

Our Board of Directors	4

Corporate Governance Matters – Committees of the Board of Directors	6

Directors’ Compensation	8

Stock Ownership of Management and More than 5% Shareholders	9

Report of the Audit Committee	13

Audit Fees	14

Executive Compensation: Report of the Compensation Committee and the Compensation Sub-Committee	14

Executive Compensation, Retirement Programs and Other Arrangements	18

Compensation Committee Interlocks and Insider Participation	23

Certain Relationships and Related Party Transactions	23

Stock Performance Graph	24

Other Matters	25

QUESTIONS AND ANSWERS

1. Q:	What am I voting on?

A:	The election of nominees to serve on our Board of Directors and any other business that properly comes before the 2003 annual meeting of shareholders (“the Meeting”).

2. Q:	How does the Board of Directors recommend I vote?

A:	The Board of Directors recommends that you vote FOR each of the nominees for Director listed on page 4.

3. Q:	Who is entitled to vote?

A:	Shareholders of record of Class A Common Stock or Class B Common Stock at the close of business on May 1, 2003 may vote at the Meeting.

4. Q:	What does it mean if I receive more than one proxy card?

A:	If you have received more than one proxy card, it is likely that your shares are registered differently or are in more than one account. You should sign and return all proxy cards to guarantee that all of your shares are voted.

5. Q:	How many votes do I have?

A:	Each shareholder has one vote per share of Class A Common Stock and ten votes per share of Class B Common Stock owned of record at the close of business on May 1, 2003.

6. Q:	How do I vote?

A:	If you are a registered shareholder (that is, if you hold your Steelcase stock directly in your name), you may vote by telephone, the Internet, mail or by attending the Meeting and voting in person.

To vote by telephone or the Internet: Please follow the instructions on the proxy card. The deadline for voting by telephone or the Internet is 11:59 p.m. Eastern Daylight Time on June 25, 2003.

To vote by mail: Please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. Only those proxy cards received and processed before 11:00 a.m. Eastern Daylight Time on June 26, 2003 will be voted.

If you hold your stock in “street name” (that is, your shares are registered in the name of a bank, broker or other nominee, which we will collectively refer to as your “broker”), you must vote your shares in the manner required by your broker.

Whether you vote by telephone, the Internet or mail, you may specify whether your shares should be voted for all, some or none of the nominees for Director.

If you do not specify a choice and you use the enclosed proxy card, your shares will be voted FOR the election of all nominees for Director listed under “Proposal Requiring your Vote — Election of Directors” on page 4.

If you do not specify a choice and you use a ballot card supplied to you by your broker, the rules of the New York Stock Exchange (“NYSE”) provide that your broker can vote as they wish on the election of nominees for Director.

7. Q:	How will voting on any other business be conducted?

A:	For any other matter that may properly come before the Meeting, your shares will be voted in the discretion of the holders of the proxy. As of May 1, 2003, we do not know of any other matter to be considered at the Meeting.

8. Q:	Can I revoke my proxy?

A:	If you appoint a proxy, you may revoke it at any time before it is exercised in any of three ways:

1.	By notifying the Secretary of Steelcase in writing;

2.	By delivering to the Secretary of Steelcase a proxy dated with a later date; or

3.	By attending the Meeting and voting in person.

9. Q:	Who can attend the Meeting?

A:	Shareholders of record of Steelcase Class A or Class B Common Stock.

10. Q:	Can I listen to the Meeting if I cannot attend?

A:	If you have access to the Internet, you can listen to a live webcast of the Meeting. Instructions for listening to this webcast will be available on the “Webcasts & Presentations” page of the Investor Relations section of www.steelcase.com approximately one week before the Meeting. An audio replay of the Meeting will be available within two hours of the Meeting and until July 31, 2003.

11. Q:	How many shares are entitled to vote at the Meeting?

A:	As of the close of business on May 1, 2003, the record date for determining shareholders entitled to vote at the annual meeting, there were outstanding 43,181,532 shares of Class A Common Stock and 104,431,465 shares of Class B Common Stock.

12. Q:	Does any shareholder own 5% or more of Steelcase’s common stock?

A:	Yes, please see the “Stock Ownership of Management and More than 5% Shareholders” section on pages 9 to 13.

13. Q:	When and how are shareholder proposals for next year’s annual meeting to be submitted?

A:	Shareholder proposals submitted for inclusion in our proxy statement for the 2004 annual meeting of shareholders must be received by us by January 23, 2004. Other shareholder proposals to be presented from the floor at our 2004 annual meeting of shareholders must be received by us no earlier than March 28, 2004 and no later than April 17, 2004. All shareholder proposals must be sent in the manner and meet the requirements specified in our Amended Bylaws.

14. Q:	When and how are shareholder recommendations for Director Nominees to be submitted?

A:	The Nominating and Corporate Governance Committee will consider shareholder nominations for membership on the Board of Directors. Nominations for the 2004 annual meeting of shareholders must be received by us no earlier than March 28, 2004 and no later than April 17, 2004. All shareholder nominations must be sent in the manner and meet the requirements specified in our Amended Bylaws.

15. Q:	What if multiple shareholders share the same address?

A:	We will send a single copy of the annual report and proxy statement to any household at which two or more shareholders reside if they appear to be members of the same family. This practice is known as “householding” and helps reduce our printing and postage costs. Any shareholder residing at such an address who wishes to receive separate documents can obtain them by calling (800) 542-1061 or writing to: ADP Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

PROPOSAL REQUIRING YOUR VOTE — ELECTION OF DIRECTORS

Our Board of Directors currently consists of eleven Directors divided into three classes (Classes I, II and III), serving staggered three-year terms. David Bing, who has served as a Director since 1998, has decided not to stand for re-election as a Class II Director due to personal commitments. Because Steelcase’s Second Restated Articles of Incorporation specify that the classes must be as equal in number as possible, the Board of Directors has nominated Elizabeth Valk Long, who has been a Class III Director since 2001, to stand for re-election as a Class II Director. Ms. Long’s election will create a vacancy in Class III, which will remain vacant until the Board of Directors fills it or reduces the number of Directors that make up our Board to ten.

There are three nominees for election this year. Each is nominated to serve as a Class II Director for a three-year term that will expire at the 2006 annual meeting. The following pages contain information regarding the Director nominees and our other Directors.

The Board of Directors recommends a vote FOR each of the nominees.

OUR BOARD OF DIRECTORS

Nominees for Election as Class II Directors for the Term Expiring in 2006:

William P. Crawford Director since 1979
Mr. Crawford held various positions at Steelcase, including President and Chief Executive Officer, Steelcase Design Partnership, from 1991 until his retirement in 2000. Age 60.
Elizabeth Valk Long Director since 2001
Ms. Long held various management positions at Time Inc., a magazine publisher, until her retirement in 2001. From 1995 to 2001 she was Executive Vice President of Time Inc. Ms. Long also serves on the Board of Directors of J.M. Smucker Company and Jefferson-Pilot Corporation. Age 53.
Robert C. Pew III Director since 1987
Mr. Pew has been the owner of Cane Creek Farm since 1995. From 1974 to 1984 and from 1988 to 1994, Mr. Pew held various positions at Steelcase, including President, Steelcase North America and Executive Vice President, Operations. Age 52.

Class III Directors Continuing in Office for the Term Expiring in 2004:
James P. Hackett Director since 1994
Mr. Hackett has been President and Chief Executive Officer of Steelcase since 1994. Mr. Hackett also serves as a member of the Board of Trustees of The Northwestern Mutual Life Insurance Company and the Board of Directors of Fifth Third Bancorp. Age 48.
David W. Joos Director since 2001
Mr. Joos has been President and Chief Operating Officer of CMS Energy Corporation, an energy company, and its primary electric utility, Consumers Energy, since 2001. Mr. Joos served as Executive Vice President and Chief Operating Officer– Electric of CMS Energy Corporation from 2000 to 2001. Mr. Joos also held various positions with Consumers Energy, including President and Chief Executive Officer– Electric from 1997 to 2000. Mr. Joos also serves on the Board of Directors of CMS Energy Corporation. Age 50.
P. Craig Welch, Jr. Director since 1979
Since 1999, Mr. Welch has been Manager of Honzo LLC, an investment/venture capital firm. From 1987 to 1999, Mr. Welch was a venture capitalist. From 1967 to 1987, Mr. Welch held various positions at Steelcase, including Director of Information Services and Director of Production Inventory Control. Age 58.

Class I Directors Continuing in Office for the Term Expiring in 2005:
Earl D. Holton Director since 1998
Mr. Holton has served as Vice Chairman and member of the Board of Directors of Meijer, Inc., a Grand Rapids, Michigan-based operator of food and general merchandise stores, since 1999. He has also held a variety of other positions with Meijer, including President from 1980 until 1999. Mr. Holton has served as Chairman of the Board of Directors of Steelcase since March 1999. Mr. Holton also serves on the Board of Directors of CMS Energy Corporation. Age 69.

Michael J. Jandernoa Director since 2002
Mr. Jandernoa has served as Chairman of the Board of Directors of Perrigo Company, a manufacturer of over-the-counter store brand pharmaceutical and nutritional products, since 1991. Mr. Jandernoa has also served in various executive capacities with Perrigo Company, including Chief Executive Officer from 1988 to 2000. He is also a director of Fifth Third Bank – a Michigan Banking Corporation. Age 53.
Peter M. Wege II Director since 1979
Mr. Wege has been Chairman of the Board of Directors of Contract Pharmaceuticals Limited, a manufacturer and distributor of prescription and over-the-counter pharmaceuticals since 2000. Mr. Wege has also served as President of Greylock, Inc., a venture capital firm, since 1990. From 1981 to 1989, he held various positions at Steelcase, including President of Steelcase Canada Ltd. Age 54.
Kate Pew Wolters Director since 2001
Ms. Wolters has been engaged in philanthropic activities since 1996. She is currently President of the Kate and Richard Wolters Foundation and is a community volunteer and advisor. She also serves as Chair of the Board of Trustees of the Steelcase Foundation and as a member of the Board of Directors of Founders Trust Personal Bank. Age 45.

Related Directors

Mr. Pew III and Ms. Wolters are brother and sister and are first cousins to Mr. Crawford and Mr. Welch, Jr., who are first cousins to each other. Additionally, Mr. Frank H. Merlotti, Sr., who retired from our Board of Directors in June 2002, is the father of Frank H. Merlotti, Jr. who serves as President, Steelcase North America.

CORPORATE GOVERNANCE MATTERS — COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors held four meetings during the fiscal year ended February 28, 2003. All Directors attended 100% of the board meetings and the meetings of committees on which they served during the year.

The Board of Directors is committed to monitoring the effectiveness of policy and decision making at the Board and management levels. The Board’s goal is to provide oversight, counseling and direction to management in a manner that helps build long-term shareholder value and assures the vitality of Steelcase for its customers, employees and other constituencies. In fulfilling its responsibilities, the Board has full and free access to Steelcase’s management and, as appropriate, its outside advisors. The Board and each of its Committees may also hire independent legal, financial or other advisors as they deem necessary, without consulting with or obtaining advance approval from any member of management.

Four standing Committees assist the Board of Directors in fulfilling its responsibilities, as follows:

Audit Committee

•	Serves as an independent and objective party to oversee Steelcase’s financial reporting process and internal control system;

•	Appoints the independent auditor and reviews and approves its fees in advance;

•	Reviews the audit efforts of Steelcase’s internal audit department;

•	Reviews the audit effort of the independent auditor, BDO Seidman, LLP, who is ultimately accountable to the Board of Directors and the Audit Committee;

•	Reviews the auditor’s independence; and

•	Monitors compliance with the Audit Committee Charter.

Compensation Committee (and Sub-Committee)

•	Establishes, reviews and determines any proposed changes to Steelcase’s compensation philosophy and benefit plans;

•	Establishes the base salary of our President and Chief Executive Officer and reviews executive and other management compensation practices; and

•	The Compensation Sub-Committee is composed entirely of outside directors as defined by Section 162(m) of the Internal Revenue Code. This Sub-Committee establishes performance-based compensation for certain executives in compliance with Section 162(m), which governs the deductibility of certain compensation.

Executive Committee

•	Exercises the powers of our Board of Directors when necessary during intervals between regular meetings, subject to any limitations of law; and

•	Performs such other duties as may be directed by the Board of Directors from time to time.

Nominating and Corporate Governance Committee

•	Oversees and evaluates issues of corporate governance and makes recommendations to the Board regarding governance policies and practices;

•	Oversees the annual self-evaluation of the Board of Directors and each of its committees;

•	Oversees the annual review of the Chief Executive Officer;

•	Makes recommendations to the Board of Directors regarding individuals qualified to serve as Directors; and

•	Makes recommendations to the Board of Directors regarding committee assignments for members of the Board.

Board of Directors Committee Membership Roster (Fiscal Year 2003)

Nominating
and
			Compensation					Corporate
	Audit				Sub-	Executive		Governance
Name	Committee[1]		Committee		Committee	Committee		Committee

David Bing	✓							✓ [4]

William P. Crawford			✓			✓		✓

James P. Hackett			✓			✓		✓

Earl D. Holton	✓		✓		✓	✓	[5]	✓

David D. Hunting, Jr.	✓	[2]

Michael J. Jandernoa	✓	[2]

David W. Joos			✓	[3]	✓ [4]

Elizabeth Valk Long	✓

Frank H. Merlotti, Sr.			✓	[3]		✓	[5]

Robert C. Pew III			✓			✓		✓

Peter M. Wege II			✓			✓		✓

P. Craig Welch, Jr.			✓		✓			✓

Kate Pew Wolters	✓

Number of Meetings in Fiscal Year 2003:	6		4		2	1		2

Notes:

1	Outside of the regularly scheduled meetings of the Audit Committee, the Audit Committee Chair discusses the independent auditor’s quarterly review of financial results with members of management and the independent auditors.

2	Effective June 27, 2002, Michael J. Jandernoa became Chair of the Audit Committee upon the retirement of David D. Hunting, Jr. from the Steelcase Board of Directors.

3	Effective June 27, 2002, David W. Joos became Chair of the Compensation Committee upon the retirement of Frank H. Merlotti, Sr. from the Steelcase Board of Directors.

4	Committee Chair.

5	Effective June 27, 2002, Earl D. Holton became Chair of the Executive Committee upon the retirement of Frank H. Merlotti, Sr. from the Steelcase Board of Directors.

DIRECTORS’ COMPENSATION

In fiscal year 2003, we compensated our non-employee Directors as follows:

Type of Compensation	Director	Board Chair

Annual Retainer	$25,000	$90,000

Board of Directors Meeting Attendance Fee (per meeting)	$2,000	$0

Committee Attendance Fee (per meeting)	$1,000	$0

Committee Chair Attendance Fee (per meeting)	$1,500	$0

Each Director is also reimbursed for out-of-pocket expenses incurred to attend meetings of our Board of Directors or its committees. Mr. Hackett, as an employee, is not paid for his service as a Director or committee member.

Each non-employee Director can participate in the Steelcase Inc. Non-Employee Director Deferred Compensation Plan. Under this plan, the Director may defer all or part of the retainer and/or committee fees until he or she no longer serves on our Board of Directors. A participating Director may elect to have the deferred amount deemed invested in the Steelcase Class A Common Stock or in any of several investment funds.

In fiscal year 2003, non-employee Directors owning fewer than 1,000 shares of Steelcase common stock were required to defer at least 25% of their retainer as a deemed investment in Steelcase Class A Common Stock.

Each Director participates in the Steelcase Inc. Incentive Compensation Plan. Each person who was a non-employee Director in fiscal year 2003 received a non-qualified stock option for 8,000 shares of Class A Common Stock under that plan, except Mr. Holton, who received a non-qualified stock option for 19,000 shares of Class A Common Stock.

Each non-employee Director is eligible to receive healthcare coverage under our Benefit Plan for Outside Directors. In addition, William P. Crawford, David D. Hunting, Jr., Frank H. Merlotti, Sr., and Robert C. Pew III currently receive or are entitled to receive payments under supplemental retirement and/or deferred compensation arrangements that were in effect when their active employment with Steelcase ended.

Steelcase Directors serving on a subsidiary’s board of directors are paid a retainer and/or fees for their attendance at meetings. During fiscal year 2003, Mr. Wege II earned $15,000 and Mr. Crawford earned $8,500 for such service. Directors are also reimbursed for out-of-pocket expenses incurred to attend meetings.

STOCK OWNERSHIP OF MANAGEMENT AND MORE THAN 5% SHAREHOLDERS

The table below shows the amount of Steelcase common stock beneficially owned as of May 1, 2003 (unless another date is indicated) by:

1.	Each person serving as a Director as of May 1, 2003;

2.	Each executive officer named in the Summary Compensation Table on page 18;

3.	Each other person known by Steelcase to beneficially own more than 5% of Steelcase Common Stock; and

4.	Directors and all executive officers, as a group.

Generally, a person “beneficially owns” shares if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days after May 1, 2003 (for example, by exercising options). In most cases, each individual has the sole power to vote or dispose of the shares shown as beneficially owned in the table below. Where this is not the case, voting and disposition powers are clarified in the notes following the table.

	Class A			Class B
	Common Stock [1]			Common Stock

	Shares			Shares
	Beneficially	Stock	Percent	Beneficially	Percent	Deferred
Name of Beneficial Owner	Owned	Options [2]	of Class	Owned	of Class	Stock [3]

David Bing [4]	400	18,629	*	0	0	959

Robert W. Black [5]	110	190,943	*	21,000	*	0

William P. Crawford [6]	410	137,834	*	12,285,547	11.8	0

James P. Hackett [7]	79,789	915,245	2.3	81,900	*	0

Nancy W. Hickey [8]	8,330	117,046	*	0	0	0

Earl D. Holton [9]	8,400	61,299	*	0	0	9,171

Michael J. Jandernoa	10,000	0	*	0	0	399

David W. Joos [10]	1,400	2,666	*	0	0	1,609

James P. Keane [11]	16,110	155,217	*	0	0	0

Elizabeth Valk Long [12]	1,400	6,412	*	0	0	6,590

Michael Love [13]	8,560	92,649	*	0	0	0

Robert C. Pew III [14]	19,900	18,629	*	1,561,184	1.5	0

Peter M. Wege II [15]	400	18,629	*	918,956	*	0

P. Craig Welch, Jr. [16]	55,400	18,629	*	5,016,765	4.8	12,644

Kate Pew Wolters [17]	141,500	2,666	*	2,078,856	2.0	0

Fifth Third Bancorp [18]
Fifth Third Center Cincinnati, OH 45263 and
Fifth Third Bank 111 Lyon Street, N.W. Grand Rapids, MI 49503	1,169,189	0	2.7	85,151,047	81.5	0

Peter M. Wege [19]
P.O. Box 6388 Grand Rapids, MI 49516	6,840,085	12,217	15.9	20,797,323	19.9	0

Robert C. Pew II [20]
c/o Steelcase Inc. 901 – 44th Street Grand Rapids, MI 49508	5,000	15,963	*	21,513,853	20.6	0

W. Michael Van Haren [21]
900 Fifth Third Center 111 Lyon Street N.W. Grand Rapids, MI 49503	130,350	0	*	13,755,945	13.2	0

Mary I. Pew [22]
c/o Steelcase Inc. 901 – 44th Street Grand Rapids, MI 49508	0	0	0	11,425,584	10.9	0

CRASTECOM B Limited Partnership [23]
7091 Conservation Road Ada, MI 49301	0	0	0	9,090,909	8.7	0

	Class A			Class B
	Common Stock [1]			Common Stock

	Shares			Shares
	Beneficially	Stock	Percent	Beneficially	Percent	Deferred
Name of Beneficial Owner	Owned	Options [2]	of Class	Owned	of Class	Stock [3]

Ariel Capital Management [24]
200 E. Randolph Drive Suite 2900 Chicago, IL 60601	8,742,382	0	20.2	0	0	0

Allen I. Hunting, Jr. [25]
2820 Pioneer Club Rd. Grand Rapids, MI 49506	0	0	0	8,441,404	8.1	0

Directors and Executive Officers as a group
(19 persons) [26]	395,989	2,051,673	5.4	21,985,908	21.1	31,372

*	Less than 1%

Notes:

1	Each share of Class B Common Stock can be converted at the option of the shareholder into one share of Class A Common Stock and is automatically converted into a share of Class A Common Stock when transferred to a person who is not a Permitted Transferee (as defined in Steelcase’s Second Restated Articles of Incorporation). The number of shares of Class A Common Stock and percentages shown for Class A Common Stock do not account for this conversion right. If, however, the number of shares of Class A Common Stock beneficially owned by each shareholder was calculated to include the number of shares the shareholder would acquire upon conversion of his or her Class B Common Stock, the following shareholders, in addition to those reflected in the table above, would be deemed to beneficially own the number of shares of Class A Common Stock and the percentage of the total shares of Class A Common Stock listed after their names:

ABJ Investments Limited Partnership	4,476,491 shares	9.4%

Bonnico Limited Partnership	5,857,342 shares	11.9%

Mary W. Corl	3,224,142 shares	6.9%

Allen I. Hunting, Sr	4,476,491 shares	9.4%

Anne Hunting	4,594,457 shares	9.6%

David D. Hunting, Jr.	3,460,736 shares	7.4%

Helen J. Hunting	4,476,491 shares	9.4%

James F. Hunting	5,538,026 shares	11.5%

John R. Hunting	2,988,565 shares	6.5%

William W. Idema	3,823,990 shares	8.1%

Olive Shores, Inc.	4,476,491 shares	9.4%

James C. Welch	4,926,718 shares	10.3%

This information is based on the most recent Schedule 13G or Amendment to Schedule 13G filed by each of the listed shareholders with the Securities and Exchange Commission (“SEC”).

2	This column shows the number of shares of Steelcase Class A Common Stock that can be acquired as a result of the exercise of stock options within 60 days of May 1, 2003.

3	The number shown in this column represents shares of Class A Common Stock deemed to be credited as of May 1, 2003 to the respective Directors’ accounts under our Non-Employee Director

Deferred Compensation Plan. See page 9 for a description of the plan. Under the plan, Directors have no right to receive actual shares and have no voting or dispositive power over any shares.

4	Includes 400 shares of restricted Class A Common Stock.

5	Includes 6,300 shares of Class B Common Stock held by trusts of which Robert W. Black’s wife serves as trustee.

6	Includes (a) 369,200 shares of Class B Common Stock held by trusts of which William P. Crawford serves as co-trustee, (b) 61,595 shares of Class B Common Stock held by Mr. Crawford’s wife, (c) 895,350 shares of Class B Common Stock held by a trust of which Mr. Crawford’s wife serves as trustee, (d) 51,957 shares of Class B Common Stock held by a trust of which Mr. Crawford’s wife serves as co-trustee, (e) 9,090,909 shares of Class B Common Stock held by CRASTECOM B Limited Partnership, of which Mr. Crawford shares with others the power to vote and dispose (see note 23 below), and (f) 400 shares of restricted Class A Common Stock.

7	Includes (a) 2,600 shares of Class A Common Stock and 37,009 shares of Class B Common Stock held by James P. Hackett’s wife, (b) 379 shares of Class A Common Stock held jointly by Mr. Hackett and his son, and (c) 32,000 shares of restricted Class A Common Stock.

8	Includes (a) 220 shares of Class A Common Stock held jointly by Nancy W. Hickey and her husband and (b) 8,000 shares of restricted Class A Common Stock.

9	Includes 400 shares of restricted Class A Common Stock.

10	Includes 400 shares of restricted Class A Common Stock.

11	Includes 16,000 shares of restricted Class A Common Stock.

12	Includes (a) 1,000 shares of Class A Common Stock held jointly by Elizabeth Valk Long and her husband and (b) 400 shares of restricted Class A Common Stock.

13	Includes 8,000 shares of restricted Class A Common Stock.

14	Includes (a) 2,000 shares of Class A Common Stock and 193,685 shares of Class B Common Stock held by a trust of which Robert C. Pew III serves as co-trustee, (b) 634,400 shares of Class B Common Stock held by a charitable foundation of which shares Mr. Pew has the sole power to vote and dispose, and (c) 400 shares of restricted Class A Common Stock.

15	Includes (a) 297,512 shares of Class B Common Stock held by trusts of which Peter M. Wege II’s wife serves as trustee, (b) 96,600 shares of Class B Common Stock held by a trust of which Mr. Wege’s wife serves as co-trustee, and (c) 400 shares of restricted Class A Common Stock.

16	Includes (a) 3,637,285 shares of Class B Common Stock held by trusts of which P. Craig Welch, Jr. serves as co-trustee, (b) 321,571 shares of Class B Common Stock held by trusts of which Mr. Welch’s wife serves as trustee, (c) 100,287 shares of Class B Common Stock held by trusts of which Mr. Welch’s wife serves as co-trustee, and (d) 400 shares of restricted Class A Common Stock.

17	Includes 5,000 shares of Class A Common Stock and 1,293,985 shares of Class B Common Stock held by a trust of which Kate Pew Wolters is a co-trustee and which Ms. Wolters has the power to revoke within 60 days of May 1, 2003. Excludes 300,000 shares of Class B Common Stock held by an educational fund of which Ms. Wolters serves as one of seven trustees and of which shares Ms. Wolters disclaims beneficial ownership.

18	Based on an Amendment to Schedule 13G dated December 31, 2002, filed by Fifth Third Bancorp and Fifth Third Bank – a Michigan Banking Corporation (collectively, “Fifth Third”) with the SEC. Includes (a) 474,947 shares of Class A Common Stock and 11,180,610 shares of Class B Common Stock that Fifth Third has the sole power to vote, (b) 679,242 shares of Class A Common Stock and 43,742,171 shares of Class B Common Stock that Fifth Third shares with others the power to vote, (c) 474,947 shares of Class A Common Stock and 11,169,639 shares of Class B Common Stock that Fifth Third has the sole power to dispose, and (d) 480,160 shares of Class A Common Stock and 51,812,394 shares of Class B Common Stock that Fifth Third shares with others the power to dispose.

19	Based on an Amendment to Schedule 13G dated December 31, 2002, filed by Peter M. Wege with the SEC, as well as other information available to Steelcase. Includes 203,000 shares of Class A

Common Stock and 19,297,323 shares of Class B Common Stock held by various trusts, of which shares Mr. Wege has no ability to vote or direct the disposition but can prevent the disposition of the shares by the trustees; Mr. Wege disclaims beneficial ownership of these shares.

20	Based on an Amendment to Schedule 13D dated March 20, 2003 filed by Robert C. Pew II with the SEC. Includes (a) 5,000 shares of Class A Common Stock and 15,994,111 shares of Class B Common Stock held by trusts of which Mr. Pew serves as co-trustee, (b) 1,962,857 shares of Class B Common Stock held by a trust of which Mr. Pew’s wife serves as co-trustee and of which Mr. Pew has the right to revoke within 60 days of May 1, 2003, and (c) 3,556,885 shares of Class B Common Stock held by a trust of which shares Mr. Pew has the sole power to vote and Mr. Pew’s wife shares the power to dispose. Excludes 300,000 shares of Class B Common Stock held by an educational fund, of which Mr. Pew serves as one of seven trustees and disclaims beneficial ownership.

21	Based on a Schedule 13D dated May 31, 2002 filed by W. Michael Van Haren with the SEC. Includes 130,000 shares of Class A Common Stock and 13,755,945 shares of Class B Common Stock that Mr. Van Haren and Fifth Third Bank – a Michigan Banking Corporation share the power to vote and dispose.

22	Based on an Amendment to Schedule 13D dated March 20, 2003 filed by Mary I. Pew with the SEC. Includes 7,868,699 shares of Class B Common Stock that Mrs. Pew shares with others the power to vote and 11,425,584 shares of Class B Common Stock that Mrs. Pew shares with others the power to dispose.

23	Based on a Schedule 13D dated April 15, 2002, filed by CRASTECOM B Limited Partnership with the SEC. William P. Crawford and Thomas Crawford, Sr. are the managing partners of this limited partnership (see note 6 above).

24	Based on an Amendment to Schedule 13G dated December 31, 2002, filed by Ariel Capital Management, Inc. with the SEC.

25	Based on a Schedule 13G dated December 31, 1998, filed by Allen I. Hunting, Jr. with the SEC. Includes 7,813,033 shares of Class B Common Stock that Mr. Hunting, shares with others the power to vote and dispose.

26	Includes all of Steelcase’s executive officers, a portion of whom are named in the table. The numbers shown include (a) the shares described in notes (4) through (17) above (to the extent included in the shares deemed to be beneficially owned by the relevant Directors and executive officers), (b) 400 additional shares of Class A Common Stock held jointly by one of the executive officers and his wife, (c) 6,150 additional shares of Class A Common Stock held by a trust of which one of the executive officers and his wife are co-trustees, and (d) 37,000 shares of restricted Class A Common Stock.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee consists of five independent Directors, as defined by the rules of the NYSE, and acts under a written charter that is reviewed and assessed annually.

Management is responsible for Steelcase’s financial reporting process and its internal controls regarding finance, accounting, legal compliance and ethics. BDO Seidman, LLP, Steelcase’s independent auditor, is responsible for performing an independent audit of Steelcase’s consolidated financial statements in accordance with auditing standards generally accepted within the United States and for issuing a report. Our role as the Audit Committee is to serve as an independent and objective party to monitor these processes on behalf of the Board of Directors and to review the audit efforts of Steelcase’s internal and independent auditors.

In this context, we have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended. In addition, we received the written disclosures from the independent auditor required by Independence Standards Board Standard No. 1 and reviewed, evaluated and discussed the written report with that firm and its independence from Steelcase.

We discussed with Steelcase’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee also reviewed and discussed with management Steelcase’s audited financial statements. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Steelcase’s internal controls, and the overall quality of Steelcase’s financial reporting.

Based on the review and discussions referred to above, and relying on the representations of Steelcase’s management and the independent auditor’s report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Steelcase’s Annual Report on Form 10-K for the fiscal year ended February 28, 2003.

The Audit Committee

Michael J. Jandernoa (Chair)
David Bing
Earl D. Holton
Elizabeth Valk Long
Kate Pew Wolters

AUDIT FEES

The following table shows the estimated fees for the audit of the consolidated financial statements and the other fees paid to our independent auditor during fiscal year 2003:

Independent Auditor Fees (Estimated)

Audit Fees	$434,000

All Other Fees	$596,000

The services included within “All Other Fees” relate primarily to audits of employee benefit plans, statutory audits of subsidiaries and tax consulting services. Our independent auditor did not render any services on information systems design or implementation during the last fiscal year. The Audit Committee has determined that providing the services reflected in “All Other Fees” is compatible with the maintenance of BDO Seidman’s independence.

EXECUTIVE COMPENSATION: REPORT OF THE COMPENSATION COMMITTEE
AND THE COMPENSATION SUB-COMMITTEE

Executive Compensation Philosophy

Steelcase values the contributions of all employees and shares profits through broad-based incentive arrangements to motivate teamwork for our success. Incentive opportunity for all employees is based on the Company’s profitability and, consistent with market practice, represents a larger percentage of total pay at higher levels in our organization.

In keeping with the above philosophy, the Compensation Committee and Compensation Sub-Committee (collectively, the “Compensation Committee”) have developed an executive compensation philosophy that is intended to:

•	Attract and retain highly qualified, experienced and motivated executives needed for Steelcase’s success;

•	Provide for a total pay package that is competitive with compensation by a group of global industrial companies similar in size to Steelcase;

•	Reward executives based on Steelcase’s profitability; and

•	Align executives’ interests with the interests of shareholders for the long-term success of Steelcase.

Each year the Compensation Committee reviews executive base salaries and annual and long-term incentives. The Compensation Committee also reviews and approves any proposed changes to Steelcase’s compensation philosophy and benefit plans.

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of annual compensation paid to certain officers to $1 million. The Compensation Committee’s goal is to structure the compensation paid to these individuals to maximize deductibility for federal income tax purposes; however, when deemed necessary, the Compensation Committee retains the flexibility to pay compensation that may not be deductible to promote the incentive and retention goals described above.

Components of Compensation

In fiscal year 2003, our executive compensation program consisted of three components:

•	Base salary;

•	Annual and long-term incentives; and

•	Stock options.

Base Salary

The Company sets base salaries as one part of total direct pay (base salary plus annual incentive) of our executives. We target total direct pay at the median level of our comparison group of companies. We make annual salary comparisons to similar positions of responsibility within the comparable group and obtain supplemental information from other survey sources as necessary. In fiscal year 2003, we revised our comparison group of companies to better align with the office furniture industry and Steelcase’s decreased size, as determined by revenue.

In determining the base salary of Mr. Hackett, the Compensation Committee considers the following:

•	Market data from comparable companies;

•	Steelcase’s financial performance and growth;

•	Mr. Hackett’s leadership; and

•	His establishment and implementation of Steelcase’s strategic direction.

Mr. Hackett is excluded from any portion of a committee meeting in which his compensation is discussed.

Mr. Hackett establishes base salaries of the other executive officers based on his assessment of individual performance and market data from comparable global industrial companies.

Annual and Long-Term Incentives

The Steelcase Inc. Management Incentive Plan provides annual and long-term incentive compensation to participating employees. The annual and long-term bonus payments under this plan are determined on the basis of Steelcase’s actual performance compared to our targeted performance and are measured by economic value added, or “EVA.” EVA is a profit measurement that reflects all of our operating costs, including the cost of capital.

At the beginning of each fiscal year, the Compensation Committee approves a target incentive schedule representing percentages of base salary for annual and long-term bonus payments. The Compensation Committee exercises discretion in setting the targets and considers factors such as the median of market data for similar incentives and Steelcase’s historical and projected performance. At the beginning of each fiscal year, the Compensation Committee approves the leverage factors and any adjustments for acquisitions or required accounting changes. At the end of each fiscal year, the Compensation Committee reviews actual EVA performance and compares it to the EVA targets. The Compensation Committee then determines a “bonus multiple,” based two-thirds on the growth in EVA and one-third on absolute EVA results. Target annual and long-term incentive percentages are multiplied by the bonus multiple to calculate each employee’s actual incentive percentages, which are then multiplied by the employee’s base pay to determine his or her annual and long-term incentive awards for the fiscal year.

Annual incentives are paid in cash after the end of the fiscal year. The long-term incentive can be paid in any combination of cash or other forms of payment, including stock options and other forms of equity. Steelcase pays the cash portion of long-term incentives over three years in substantially equal payments beginning one year after the year in which it is credited. The unpaid cash portion is generally adjusted at the end of each year based on the positive or negative return on shareholders’ equity for the fiscal year, before payment of any dividends.

For fiscal year 2003, Mr. Hackett had a target annual incentive percentage of 65% and a target long-term incentive percentage of 110%, which were the maximum percentages permitted under the plan. The maximum annual incentive payment under the plan is $3 million and the maximum long-term incentive payment is $4 million, inclusive of cash and other forms of payment.

For fiscal year 2003, Steelcase’s actual EVA performance was significantly below targeted levels. Accordingly, employees did not earn any annual incentives and no long-term amounts were credited under this plan. The negative return on equity adjustments for fiscal years 2002 and 2003 were applied.

During fiscal year 2003, the Compensation Committee initiated a review of long-term incentive compensation. It is the desire of the Compensation Committee to ensure that the incentives attract and retain the best talent and motivate management to achieve desired performance results.

Stock Options

The Compensation Committee granted stock options in fiscal year 2003 to participants in the Management Incentive Plan, including the executive officers named in the following tables. We based these option grants on long-term incentive market data and our desire to align management with the interests of shareholders. The value of the stock options granted in fiscal year 2003 approximate the median long-term incentive values for other comparable global industrial companies.

Deferred Compensation

To compete with other comparable global industrial companies, we have a Deferred Compensation Plan. This plan permits eligible participants, including the executive officers named in the Summary Compensation Table, to defer up to 25% of their current base salary and/or up to 50% of their Management Incentive Plan annual incentive payments before income taxes. Each participant elects how the deferral amounts will be deemed invested among various investment funds selected by Steelcase. The total amount of deferral plus investment earnings is paid to the participants or their beneficiaries upon leaving employment.

The Compensation Committee

David W. Joos (Chair)
William P. Crawford
James P. Hackett
Earl D. Holton
Robert C. Pew III
Peter M. Wege II
P. Craig Welch, Jr.

EXECUTIVE COMPENSATION, RETIREMENT PROGRAMS
AND OTHER ARRANGEMENTS

Summary Compensation Table

The table below shows compensation information for James P. Hackett, who served as our President and Chief Executive Officer in fiscal year 2003, and our four next highly paid executive officers as of the end of fiscal year 2003.

		Annual Compensation

				Other
				Annual
Name and Principal	Fiscal			Compen-
Position	Year	Salary[1]	Bonus[2]	sation[3]

James P. Hackett	2003	$733,846	$0	$(11,736)
President and Chief	2002	$786,154	$0	$0
Executive Officer	2001	$799,154	$275,392	$203,214

Robert W. Black	2003	$330,231	$0	$157,526
President,	2002	$322,615	$0	$118,850
International	2001	$305,615	$80,914	$36,373

Nancy W. Hickey
Senior Vice President,	2003	$310,865	$0	$93,641
Global Strategic	2002	$257,337	$0	$0
Resources and Chief	2001	$223,841	$47,464	$16,139
Administrative Officer

James P. Keane	2003	$310,865	$0	$(1,625)
Senior Vice President,	2002	$284,808	$0	$0
Chief Financial Officer	2001	$248,808	$53,147	$20,977

Michael Love
President and	2003	$290,481	$0	$(1,041)
Chief Executive	2002	$266,635	$0	$1,968
Officer, Steelcase	2001	$232,354	$108,567	$5,654
Design Partnership

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Long-Term
	Compensation

	Awards	Payouts

		Long-	All
	Securities	Term	Other
Name and Principal	Underlying	Incentive	Compen-
Position	Options[4]	Payouts[5]	sation[6]

James P. Hackett	367,290	$317,184	$20,669
President and Chief	250,667	$926,439	$17,558
Executive Officer	185,703	$1,638,825	$28,900

Robert W. Black	85,620	$62,091	$43,172
President,	64,000	$164,892	$146,280
International	39,737	$290,901	$156,654

Nancy W. Hickey
Senior Vice President,	85,620	$37,955	$15,951
Global Strategic	44,800	$86,784	$15,660
Resources and Chief	25,921	$130,156	$25,346
Administrative Officer

James P. Keane	100,000	$43,922	$15,715
Senior Vice President,	55,466	$113,425	$17,422
Chief Financial Officer	29,906	$169,171	$27,701

Michael Love
President and	65,000	$28,138	$15,271
Chief Executive	53,333	$44,068	$25,007
Officer, Steelcase	20,927	$45,596	$63,130
Design Partnership

Notes:

1	Includes amounts withheld under our 401(k) Retirement Plan and our Deferred Compensation Plan.

2	Represents amounts paid from the annual component of the Management Incentive Plan.

3	Represents annual return on equity on the long-term amounts paid from the Management Incentive Plan. Long-term amounts paid are adjusted, positively or negatively, for annual return on equity. The amounts shown for fiscal year 2003 include the negative return on equity for fiscal years 2002 and 2003. For Mr. Black, the fiscal year 2003 amount also includes amounts payable in connection with his assignment in France, including $36,580 for housing costs in France. For Ms. Hickey, the fiscal year 2003 amount also includes proceeds from the exercise of stock options.

4	Shows options granted under our Incentive Compensation Plan.

5	Represents the cumulative long-term incentive awards payable under the Management Incentive Plan prior to the return on equity adjustment for the fiscal year.

6	For Mr. Black, the amount shown for fiscal year 2003 includes amounts payable in connection with his assignment in France, including $22,707 for cost of living, and $4,265 for education expenses. Unless noted otherwise in this footnote, the amounts shown are the combined contributions made to the Steelcase Inc. Retirement Plan and Restoration Retirement Plan (the “Plans”). The amounts also include payments to employees who participated in the company sponsored Prudential Life Insurance benefit. These amounts were as follows:

	Steelcase Inc.
	Retirement Plan*

	Money		Restoration
	Purchase	Profit-Sharing	Retirement	Prudential
Name	Plan	Retirement Plan	Plan	Insurance

James P. Hackett	$10,000	$0	$10,000	$669

Robert W. Black	$10,000	$0	$6,200	$0

Nancy W. Hickey	$10,000	$0	$5,250	$701

James P. Keane	$10,000	$0	$5,250	$465

Michael Love	$10,000	$0	$4,250	$1,021

*	Effective in plan year 2003, the Steelcase Inc. Employees’ Money Purchase Plan and the Steelcase Inc. 401(k) Retirement Plan were merged into the Steelcase Inc. Employees’ Profit-Sharing Retirement Plan which was restated and renamed the Steelcase Inc. Retirement Plan.

Option Grants in the Last Fiscal Year

The table below shows options to acquire Class A Common Stock granted during fiscal year 2003 under our Steelcase Inc. Incentive Compensation Plan to the executive officers.

	Number of	Percent of
	Securities	Total	Exercise		Grant
	Underlying	Options	or Base		Date
	Options	Granted to	Price	Expiration	Present
Name	Granted[1]	Employees	($/Share)	Date	Value[2]

James P. Hackett	367,290	10.1%	$16.45	3/20/2012	$1,647,406

Robert W. Black	85,620	2.3%	$16.45	3/20/2012	$384,031

Nancy W. Hickey	85,620	2.3%	$16.45	3/20/2012	$384,031

James P. Keane	100,000	2.7%	$16.45	3/20/2012	$448,530

Michael Love	65,000	1.8%	$16.45	3/20/2012	$291,545

Notes:

1	These options were granted on March 20, 2002 and vest in three substantially equal installments at the end of each subsequent year. Upon retirement, each officer’s options will continue to vest as if employment continued, but vested options may only be exercised within the following five years or remaining term of the options, whichever is earlier. In the event of a change of control as defined in the plan, all options immediately vest. The options fully vest upon death or total disability and may be exercised within five years of the event or remaining term of options, whichever is earlier, but in no event sooner than six months from the date of grant. If an officer is terminated for gross misconduct or engages in certain competitive activity, vested and unvested options will be forfeited. Upon termination of employment for any other reason, vested options may be exercised within 90 days and any unvested options will be forfeited. Options cannot be exercised after March 20, 2012.

2	These values were determined using the Black-Scholes option pricing model based upon the following assumptions:

•	Market price volatility of 37.9%;

•	Exercise of the option in 4.0 years;

•	A risk-free rate of return of 4.3%; and

•	An annual dividend yield of 2.7%.

Our use of the Black-Scholes option pricing model does not mean that we believe that this model accurately determines the value of the options. The actual value of the options, if any, realized by an officer will depend on the extent to which the market price of the Class A Common Stock exceeds the exercise price of the option on the date the option is exercised. Consequently, there is no assurance that the value realized by the officer will be at or near the above estimated value. These amounts should not be used to predict stock performance.

Aggregated Option Exercises in the Last Fiscal Year

and Option Values at Fiscal Year End

The table below shows information concerning the options exercised in fiscal year 2003 by each of the executive officers named in the Summary Compensation Table and the value of the options held by them at the end of fiscal year 2003. No stock appreciation rights are held by any of our officers.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		in the
	Shares		Options at		Money Options at
	Acquired		February 28, 2003		February 28, 2003
	on	Value
Name	Exercise	Received	Exercisable	Unexercisable	Exercisable	Unexercisable

James P. Hackett	0	$0	647,357	596,303	$0	$0

Robert W. Black	0	$0	127,824	141,533	$0	$0

Nancy W. Hickey	17,281	$95,046	64,933	124,127	$0	$0

James P. Keane	0	$0	93,426	146,946	$0	$0

Michael Love	0	$0	46,229	107,531	$0	$0

Long-Term Incentive Plan Awards in the Last Fiscal Year

The table below shows the amount of long-term compensation awarded under the Steelcase Inc. Management Incentive Plan for fiscal year 2003 to the named executive officers.

	Number of
	Stock Options	Estimated Future Targeted	Performance Period
Name	Awarded	Payouts for Non-Stock Awards	Until Maturation

James P. Hackett	0	$0	n/a

Robert W. Black	0	$0	n/a

Nancy W. Hickey	0	$0	n/a

James P. Keane	0	$0	n/a

Michael Love	0	$0	n/a

Executive Supplemental Retirement Plan

The Company maintains the 1994 Executive Supplemental Retirement Plan. This plan was amended and restated effective March 27, 2003 and was renamed the Steelcase Inc. Executive Supplemental Retirement Plan. Other changes were made to streamline and clarify administration.

The Compensation Committee determines who participates in the plan. Each executive officer named in the Summary Compensation Table is a current participant.

Under this unfunded plan, each participant receives the following benefits:

•	Five annual payments equal to 70% of the officer’s average base salary for the three consecutive calendar years prior to retirement or death, multiplied by the vested percentage; and

•	Fifteen annual payments each equal to $50,000, multiplied by the vested percentage.

Benefits normally begin in March of the year following:

•	Retirement at age 65;

•	Retirement before age 65 if the officer’s age plus years of continuous service with Steelcase equal 80 (early retirement); or

•	The officer’s death or total disability.

In the event of early retirement and with the approval of the plan’s administrative committee, an officer can elect within a specified time frame to receive benefits earlier in lower annual amounts and ending on the date the final payment would have been made had no earlier benefits been elected.

The table below shows the estimated annual income benefits payable to each of the executive officers named in the Summary Compensation Table, or his or her beneficiary, over a five-year period, assuming that no early payment election is made and all plan requirements are satisfied:

Average Base	Years of Participation
Salary
(Final 3 years)	3	4	5	6	7 or more

$800,000	$122,000	$244,000	$366,000	$488,000	$610,000

750,000	115,000	230,000	345,000	460,000	575,000

700,000	108,000	216,000	324,000	432,000	540,000

650,000	101,000	202,000	303,000	404,000	505,000

600,000	94,000	188,000	282,000	376,000	470,000

550,000	87,000	174,000	261,000	348,000	435,000

500,000	80,000	160,000	240,000	320,000	400,000

450,000	73,000	146,000	219,000	292,000	365,000

400,000	66,000	132,000	198,000	264,000	330,000

350,000	59,000	118,000	177,000	236,000	295,000

300,000	52,000	104,000	156,000	208,000	260,000

250,000	45,000	90,000	135,000	180,000	225,000

200,000	38,000	76,000	114,000	152,000	190,000

After the first five annual payments, the total benefit reduces to the amounts shown in the following table (this benefit is paid for years 6 through 15):

Years of Participation

3	4	5	6	7 or more

$10,000	$20,000	$30,000	$40,000	$50,000

Social Security and other offsetting amounts are not deducted from the payments shown in the previous tables. Benefits are paid to the officer or the officer’s surviving spouse.

An officer’s vested percentage is based on completed years of participation in the plan:

Years of Participation	Vested Percentage

less than 3	0%

3	20%

4	40%

5	60%

6	80%

7 or more	100%

As of the date of this Proxy Statement, the executive officers named in the Summary Compensation Table have completed the following years of service while a participant under the plan:

Name	Years of Participation

James P. Hackett	12

Robert W. Black	6

Nancy W. Hickey	6

James P. Keane	2

Michael Love	2

An officer forfeits the right to receive benefits under the plan in the following circumstances:

•	Employment is terminated for cause;

•	Employment is terminated for any reason other than total disability or early retirement before reaching age 65;

•	Death occurs without a surviving spouse, as defined in the plan, or at the time the surviving spouse dies after the officer’s death;

•	The officer competes with Steelcase without the prior consent of the plan’s administrative committee; or

•	The officer is eligible for and elects to receive benefits under any other non-qualified deferred compensation plan or arrangement maintained by the company or any of its subsidiaries or affiliates (other than the Restoration Retirement Plan or the Deferred Compensation Plan).

Restoration Retirement Plan

Each executive officer named in the Summary Compensation Table participates in our Restoration Retirement Plan. This unfunded defined contribution plan is intended to restore retirement benefits that would otherwise be paid under the Retirement Plan, but are lost as a result of the limitations on eligible compensation under Internal Revenue Code Section 401(a)(17).

Each participant in the Management Incentive Plan for the full plan year, including each executive officer named in the Summary Compensation Table, is eligible to participate in our Restoration Retirement Plan. We make annual contributions to a participant’s account at the same combined rate of contribution for the plan year used in determining benefits under our Retirement Plan. Eligible compensation under the Restoration Retirement Plan is the amount of the participant’s base salary and annual bonus under the Management Incentive Plan that exceeds the limit under Internal Revenue Code Section 401(a)(17), but not more than twice the limit. Each participant’s account balance is credited annually with earnings at the same rate of return on investments for the participant under the Steelcase Inc. Retirement Plan for the same plan year. No earnings are credited following termination of employment.

Benefits are payable from the Restoration Retirement Plan after a participant terminates employment according to the following vesting schedule:

Years of Service	Vesting Percentage

less than 3	0%

3	20%

4	40%

5	60%

6	80%

7 or more	100%

Each executive officer named in the Summary Compensation Table is 100% vested. Benefits are payable in lump sum or in annual installments over four years. Unpaid benefits are forfeited if the participant is terminated for cause or engages in certain competitive activity without the prior consent of the plan’s administrative committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

William P. Crawford, James P. Hackett, Earl D. Holton, David W. Joos, Frank H. Merlotti, Sr., Robert C. Pew III, Peter M. Wege II and P. Craig Welch, Jr. served as members of our Compensation Committee during fiscal year 2003. Interlocks include:

•	James P. Hackett is our President and Chief Executive Officer.

•	William P. Crawford, Frank H. Merlotti, Sr., Robert C. Pew III and Peter M. Wege II formerly served as officers of Steelcase.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During fiscal year 2003, Fifth Third Bancorp or its subsidiaries (“Fifth Third”) received an aggregate of approximately $1,100,000 in fees for various services rendered to Steelcase and its affiliates. Fifth Third provided cash management services, trustee and investment management services under the Steelcase Inc. Retirement Plan, credit commitments under Steelcase’s global bank facility and other credit services. Fifth Third Bancorp is a holder of record of more than 5% of Class B Common Stock.

STOCK PERFORMANCE GRAPH

The following line graph compares the cumulative total shareholder return on $100 invested in Steelcase Inc. Class A Common Stock with the Standard & Poor’s 500 Stock Index and with a peer group of three companies that manufacture office furniture and have industry characteristics that we believe are similar to Steelcase’s. The cumulative shareholder return is the change in share price plus the cumulative amount of dividends, if any, assuming dividend reinvestment. The peer group consists of:

•	Herman Miller, Inc.

•	Hon Industries Inc.

•	Kimball International, Inc.

	02/27/98	02/26/99	02/25/00	02/23/01	02/22/02	02/28/03

Steelcase Inc. Class A Common Stock	$100.00	$42.93	$30.08	$43.29	$44.72	$28.93
Standard & Poor’s 500 Stock Index	$100.00	$119.74	$130.52	$123.36	$109.38	$85.92
Peer Group Index	$100.00	$69.82	$67.09	$81.33	$81.74	$73.57

OTHER MATTERS

Voting

Michigan law and our Bylaws require a quorum for the Meeting, which means that holders of a majority of the voting power entitled to vote, need to be present in person or represented by proxy. Withheld votes and abstentions are counted in determining whether a quorum has been reached.

Assuming a quorum has been reached, we must determine the results of the vote on each matter submitted for shareholders’ approval. The Director nominees need to receive a plurality of the votes cast at the Meeting for the election of Directors.

Under the rules of the NYSE, brokers who hold shares on behalf of their customers (shares held in street name), can vote on certain items when they do not receive instructions from their customers. However, brokers are not authorized to vote on “non-routine” matters if they do not receive instructions from their customers. The election of Directors is a “routine” matter under the NYSE rules. Therefore, brokers holding shares in street name for their customers can vote as they wish on behalf of any customer who does not give his or her broker instructions on how to vote in the election of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, certain officers, and those who beneficially own more than 10% of either of our Class A Common Stock or Class B Common Stock (“Section 16(a) Filers”) to file initial reports of ownership and changes in their ownership of shares of Steelcase Common Stock with the SEC. Section 16(a) Filers are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies we received of those reports, or written representations that no reports were required, we believe that, from February 23, 2002 through February 28, 2003, our Section 16(a) Filers complied with all applicable filing requirements except that each of the Kate I. Bryant Marital Trust, William P. Crawford, Robert C. Pew II and Peter M. Wege filed a late report with regard to one transaction, Mary W. Corl filed a late report with regard to five transactions, James C. Welch filed a late report with regard to eight transactions, W. Michael Van Haren filed a late Form 3 and Kate Pew Wolters filed a late amendment to a timely filed Form 3.

Solicitation of Proxies

Steelcase will bear the cost of soliciting proxies, which will be solicited by mail, in person or by telephone by our Directors, officers and employees, who will not be additionally compensated for those activities. We will also reimburse banks, brokers, nominees and other fiduciaries that we request to forward these proxy materials for reasonable expenses they incur in forwarding these materials to the beneficial owners of our Class A Common Stock and Class B Common Stock.

Independent Auditor

We have been advised that representatives of BDO Seidman, LLP, our independent auditor in fiscal year 2003, will attend the Meeting and will have an opportunity to make a statement if they desire to do so. The auditor will be available to respond to appropriate questions.

By Order of the Board of Directors

Jon D. Botsford
Senior Vice President, Secretary and
Chief Legal Officer

Grand Rapids, Michigan

May 22, 2003

Please consider the issues discussed in the Proxy Statement and exercise your right to vote by one of the following methods:
c/o EquiServe Trust Company, N.A. PO Box 8694 Edison NJ 08818-8694	Access the Internet voting site: www.proxyvote.com.
Call 1-800-690-6903 toll free 24 hours a day, seven days a week.

The deadline for voting by the Internet or telephone is 11:59 p.m. EDT on June 25, 2003.

Complete, sign and date the proxy below and return it in the enclosed postage-paid envelope. Proxy cards received and processed before 11:00 a.m. EDT on June 26, 2003 will be voted.

If you vote by Internet or telephone, you will be prompted to enter your 12-digit control number found below. If you vote in either of these manners, there is no need to return your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Steelcase Inc. Board of Directors recommends a vote FOR the following proposal.
To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.
If you sign and return this card with no specific voting instructions, your shares will be voted FOR all of the following nominees for Director:		For All ☐	Withhold All ☐	For All Except ☐

1. Election of three Director (terms expiring in 2006) nominees:

01) William P. Crawford 02) Elizabeth Valk Long 03) Robert C. Pew III

To update your address, please check the box to the right and mark changes on this card or go to www.equiserve.com.	☐

Please sign exactly as your name appears on this proxy
form. If shares are held jointly, all owners should sign.
If signing for a corporation or partnership, or a trustee,
guardian, attorney, agent, executor or administrator, etc.,
please give your full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annual Meeting of Shareholders June 26, 2003 11:00 a.m. EDT Steelcase Inc. Town Hall 1111 44th Street SE Grand Rapids, Michigan 49508

DETACH HERE

Steelcase Inc.

901 44th Street SE
Grand Rapids, Michigan 49508

Proxy solicited by the Board of Directors
for the Annual Meeting of Shareholders

The undersigned appoints Earl D. Holton and James P. Hackett, individually and with full power of substitution and resubstitution, as such shareholder’s proxy to vote all the outstanding shares of Class A Common Stock and/or Class B Common Stock of Steelcase Inc. held by the undersigned at the Annual Meeting of Shareholders to be held on June 26, 2003 or any adjournment thereof (the “Annual Meeting”).

If shares of Steelcase Inc. Common Stock are issued to, or held for the account of, the undersigned under the Steelcase Inc. 401(k) Retirement Plan (the “Plan”), then the undersigned directs Fifth Third Bank, as Trustee of the Plan, to vote all shares of Steelcase Inc. Common Stock in the undersigned’s name and/or account under the Plan in accordance with the instructions given in this proxy, and on any other matter properly coming before the Annual Meeting, in the discretion of the proxy.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder(s) on the proposal(s) identified on the reverse side hereof, and, on any other matter properly coming before the meeting, in the discretion of the proxy. If no contrary direction is made, the shares will be voted FOR election of all nominees named on this proxy as Directors.